EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-216315) of Halozyme Therapeutics, Inc.,

(2) Registration Statement (Form S-8 No. 333-152914) pertaining to the Halozyme Therapeutics, Inc. 2008 Outside Directors’ Stock Plan and Halozyme Therapeutics, Inc. 2008 Stock Plan of Halozyme Therapeutics, Inc.,

(3) Registration Statement (Form S-8 No. 333-174013) pertaining to the Halozyme Therapeutics, Inc. 2011 Stock Plan of Halozyme Therapeutics, Inc.,

(4) Registration Statement (Form S-8 No. 333-188997) pertaining to the Halozyme Therapeutics, Inc. Amended and Restated 2011 Stock Plan of Halozyme Therapeutics, Inc.;

(5) Registration Statement (Form S-8 No. 333-206279) pertaining to the Halozyme Therapeutics, Inc. Amended and Restated 2011 Stock Plan of Halozyme Therapeutics, Inc.,

(6) Registration Statement (Form S-8 No. 333-211244) pertaining to the Halozyme Therapeutics, Inc. Amended and Restated 2011 Stock Plan of Halozyme Therapeutics, Inc., and

(7) Registration Statement (Form S-8 No. 333-224843) pertaining to the Halozyme Therapeutics, Inc. Amended and Restated 2011 Stock Plan of Halozyme Therapeutics, Inc.

of our reports dated February 24, 2020, with respect to the consolidated financial statements and schedule of Halozyme Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Halozyme Therapeutics, Inc. included in this Annual Report (Form 10-K) of Halozyme Therapeutics, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

San Diego, California
February 24, 2020